UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): June 25, 2014 (June 24, 2014)

FEDERATED INVESTORS, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-14818	25-1111467
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

Federated Investors Tower
Pittsburgh, Pennsylvania 15222-3779
(Address of principal executive offices, including zip code)

(412) 288-1900
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On June 24, 2014, Federated Investors, Inc. (Federated) entered into an unsecured Second Amended and Restated Credit Agreement by and among Federated, certain of its subsidiaries as guarantors party thereto, a syndicate of 13 banks as Lenders party thereto, PNC Bank, National Association as administrative agent, PNC Capital Markets LLC as sole bookrunner and joint lead arranger, Citigroup Global Markets, Inc. as joint lead arranger, and TD Bank N.A. as documentation agent (Credit Agreement). The Credit Agreement amends and restates Federated’s prior unsecured Amended and Restated Credit Agreement, which was dated June 10, 2011 and scheduled to mature on June 10, 2016 (Prior Credit Agreement). The borrowings under the Credit Agreement’s term loan facility of $255.0 million equal the remaining principal balance from the Prior Credit Agreement’s $382.5 million term loan facility. The Credit Agreement also refinances the $200.0 million revolving credit facility under the Prior Credit Agreement. Federated had no borrowings outstanding on the previous revolving credit facility.
The Credit Agreement matures on June 24, 2019 and, with respect to the term loan facility, requires quarterly principal payments of $6.4 million per quarter beginning on July 1, 2014 through July 1, 2018, $36.7 million per quarter beginning October 1, 2018 through April 1, 2019, and a final payment at maturity of $36.7 million. The Credit Agreement, similar to the Prior Credit Agreement, requires certain subsidiaries to enter into an Amended and Restated Continuing Agreement of Guaranty and Suretyship to guarantee payment of all obligations incurred through the Credit Agreement and contains certain representations and warranties, affirmative and negative financial covenants, reporting requirements and other non-financial covenants, events of default and other remedies provisions.
The interest rate swap (the Swap) that Federated entered into with PNC Bank, National Association and certain other banks during 2010 to hedge its interest rate risk associated with Federated’s original term loan facility remains in effect. For the borrowings that are covered by the Swap, which expires on April 1, 2015, Federated will receive payments based on London Interbank Offering Rate (LIBOR) plus a spread and will make payments based on an annual fixed rate of 3.521%. For any borrowings not covered by the Swap, the interest rate will be based on LIBOR plus a spread. The weighted-average interest rate of the term loan facility is projected to be approximately 3.0% for the third quarter 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED INVESTORS, INC.
(REGISTRANT)

Date	June 25, 2014	By:	/s/ Thomas R. Donahue
Thomas R. Donahue
Chief Financial Officer